Exhibit 99.1

GULF ISLAND

REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS

HOUSTON, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced results for the fourth quarter and full-year 2021.

FOURTH QUARTER 2021 SUMMARY (as compared to the fourth quarter 2020)

•	Revenue of $25.8 million, 13.4% y/y
•	Net loss from Continuing Operations of $6.2 million, including Hurricane Ida and acquisition costs of $3.9 million
•	Operating loss for Fabrication & Services Division of $2.8 million, including Hurricane Ida and acquisition costs of $3.7 million
•	Non-GAAP EBITDA loss for Fabrication & Services Division of $1.8 million, including Hurricane Ida and acquisition costs of $3.7 million
•	Cash balance of $54.6 million at December 31, 2021
•	Completed acquisition to expand Services business in December 2021

FULL-YEAR 2021 SUMMARY (as compared to full-year 2020)

•	Revenue of $93.5 million, (20.6%) y/y
•	Net loss from Continuing Operations of $4.8 million, including Hurricane Ida and acquisition costs of $4.3 million
•	Operating income for Fabrication & Services Division of $0.3 million, including Hurricane Ida and acquisition costs of $3.7 million
•	Non-GAAP EBITDA for Fabrication & Services Division of $4.3 million, including Hurricane Ida and acquisition costs of $3.7 million
•	Completed Shipyard Transaction in April 2021

Consolidated revenue for the fourth quarter 2021 was $25.8 million, compared to $22.8 million for the fourth quarter 2020. Consolidated net loss from continuing operations for the fourth quarter 2021 was $6.2 million, compared to a loss of $11.6 million for the fourth quarter 2020. EBITDA from continuing operations was a loss of $5.1 million for the fourth quarter 2021, versus a loss of $10.3 million for the prior year period. Consolidated net loss and EBITDA from continuing operations for the fourth quarter 2021 included charges of $3.4 million associated with previous damage caused by Hurricane Ida and acquisition costs of $0.5 million related to the DSS Acquisition (discussed further below). See “Non-GAAP Measures” below for the Company’s reconciliation and definition of EBITDA.

On December 1, 2021, the Company acquired (“DSS Acquisition”) the services and industrial staffing businesses (“DSS” or “DSS Business”) of Dynamic Industries, Inc. The operating results of the DSS Business for the one-month period ended December 31, 2021, are included within the Fabrication & Services Division.

MANAGEMENT COMMENTARY

“We had another quarter of solid project performance by our Fabrication & Services Division, while also continuing to successfully execute on our strategic initiatives during the fourth quarter,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “Momentum in our small-scale fabrication and services businesses continues to improve and we expect the recent rise in energy prices to further bolster this trend in the near term. The strong platform we are building in our services and small-scale fabrication businesses position us well for profitable growth in these markets.”

“Activity in the large fabrication market is picking up; however, we believe there is still excess capacity in the market. We remain committed to taking a measured and disciplined approach when bidding on large projects, as we have no intention of derailing all that we have accomplished over the last two years by booking large project awards on terms that do not meet our risk parameters,” continued Heo. “These are long-term, fixed-price contracts, and we are unwilling to commit our resources to any project that does not meet our return hurdles, particularly given the current inflationary headwinds and uncertain labor environment. In the absence of large fabrication awards, we will continue to shift our focus to our growing services and small-scale fabrication businesses, and we will look to optimize our asset base for changes in our business mix over time.”

“A critical part of our growth strategy centers on growing and diversifying our services business, so we were very excited to complete the DSS Acquisition in December,” continued Heo. “The acquisition of DSS allows us to further strengthen our current services business by adding long-standing customer relationships of DSS to our existing customer base, while also providing new services offerings and positioning us for growth and attractive revenue synergy opportunities. Perhaps even more important, the addition of DSS nearly doubled the size of our skilled craft workforce, which is significant given the labor constraints plaguing our industry. While we are still early in the integration, we are very excited about the potential of our combined services businesses especially in light of the strong Gulf of Mexico production activity.”

“We once again benefited from the strong execution of our Fabrication & Services Division, which enabled the division to deliver positive EBITDA for the quarter when excluding Hurricane Ida and acquisition costs,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “In addition, we continued to improve our risk profile and liquidity position, ending the quarter with almost $55.0 million in cash, which was consistent with our expectations after considering the DSS Acquisition, giving us ample financial flexibility to pursue our growth objectives.”

“2021 was an important year in the strategic transformation of Gulf Island, and I am extremely proud of everything we accomplished during the year, as we continued to de-risk our business through the Shipyard Transaction in April, improved our project execution, significantly expanded our services business through the DSS Acquisition, and made further progress on our targeted growth markets,” noted Heo. “While we are disappointed to not have been awarded any large-scale fabrication work, we will continue to remain disciplined, and maintain our focus on markets that meet our risk and return objectives. We have made significant progress in positioning the Company for profitable growth over the last two years, and we remain optimistic about the long-term opportunity for the Company,” concluded Heo.

STRATEGIC UPDATE

During 2020, the Company outlined a strategic plan that was focused on improving its financial strength and positioning the Company to pursue higher-margin growth opportunities. Underpinning this strategy was a focus on improving the Company’s risk profile, strengthening its liquidity position, improving resource utilization and project execution, and reducing the Company’s reliance on offshore oil and gas markets. With the significant progress achieved on these objectives, during 2021, management shifted to the next phase of its strategic transformation, which is focused on generating stable, profitable growth based on pursuing new growth end markets, growing and diversifying its services business, further strengthening project execution, and expanding its skilled labor workforce. Below is an update on the progress made on each of these initiatives during the fourth quarter:

Pursue new growth end markets – The Company has focused its near-term business development efforts on higher-growth end markets such as LNG and petrochemical, with an eye towards pursuing opportunities in the rapidly growing energy transition market over time. Bidding activity in the LNG and petrochemical markets is improving, but the Company intends to remain disciplined when bidding on large fabrication projects given the uncertain labor and supply chain environment. Until the risk/return profile for large fabrication projects improves, Gulf Island will continue to focus on growing its services platform and small-scale fabrication business, which are experiencing favorable market dynamics. In addition, given the increased inquiries and bidding activity in energy transition markets such as green hydrogen and renewables, the Company intends to more quickly shift its focus to these end markets.

Grow and diversify services business – The Company is pursuing opportunities to diversify its offshore services customer base, increase its offshore services offerings, and expand its services offerings to onshore markets. The DSS Acquisition accelerated the progress on these initiatives and positions Gulf Island to succeed in these attractive end markets. Given the Company’s significantly expanded skilled workforce following the DSS Acquisition, Gulf Island is better able to take advantage of the improving business environment, and the Company is experiencing increasing activity from existing customers and has also been successful attracting new services opportunities and skilled personnel.

Further strengthen project execution – While significant progress has been made, the Company is focused on further strengthening its personnel, processes and procedures in an effort to further improve project execution, which will drive higher margins and improve new award win rates. The positive EBITDA results for the Fabrication & Services Division during 2021, despite the meaningful under-utilization of facilities and resources, highlights the progress achieved in these efforts. Consistent project execution gives the Company confidence in its capabilities and what it takes to execute projects in this competitive environment.

Expand skilled workforce – The Company continues to focus on ways to improve retention and enhance and add to its skilled craft personnel, as a strong workforce will be a key differentiator in pursuing new project awards given the scarcity of available skilled craft labor within the industry. The Company was able to make significant progress on this initiative through the DSS Acquisition, which nearly doubled its skilled craft workforce and expanded its geographic footprint for skilled labor.

SEGMENT RESULTS

Fabrication & Services Segment – Revenue for the fourth quarter 2021 was $23.5 million, an increase of $2.3 million compared to the fourth quarter 2020. The increase was primarily due to higher small-scale fabrication activity and the contribution of the DSS Acquisition, offset partially by lower revenue from the division’s larger fabrication projects that were completed in the quarter.

New project awards were $21.5 million for the fourth quarter 2021, representing a 58.4% year-over-year increase, and backlog totaled $6.8 million at December 31, 2021. The new award growth was driven by small-scale fabrication and offshore services work. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating loss was $2.8 million for the fourth quarter 2021, compared to a loss of $1.8 million for the fourth quarter 2020. EBITDA for the fourth quarter was a loss of $1.8 million, versus a loss of $0.6 million for the prior year period. Operating loss and EBITDA for the fourth quarter 2021 include charges of $3.2 million associated with previous damage caused by Hurricane Ida to facilities and equipment and acquisition costs of $0.5 million associated with the DSS Acquisition, while fourth quarter 2020 EBITDA included impairment charges of $2.4 million. Operating results for both periods were impacted by low revenue volume and the associated partial under-recovery of overhead costs due to the under-utilization of facilities and resources, with the 2021 period experiencing an increase in the under-recovery of overhead costs due to lower work hours for the division’s large fabrication projects, offset partially by the benefits of strong project execution and a more favorable project margin mix.

Shipyard Segment – Revenue for the fourth quarter 2021 was $2.3 million, a decrease of $0.1 million compared to the fourth quarter 2020. Revenue for both quarters was related entirely to the division’s forty-vehicle ferry projects and seventy-vehicle ferry project.

Operating loss was $1.6 million for the fourth quarter 2021, compared to a loss of $7.8 million for the fourth quarter 2020. Fourth quarter 2021 results included project charges of $0.7 million attributable to the division’s seventy-vehicle ferry project, while fourth quarter 2020 results included project charges of $7.3 million for the division’s forty-vehicle ferry projects and seventy-vehicle ferry project. Results for the fourth quarter 2021 also included ongoing vessel holding costs and legal fees of $0.4 million associated with the Company’s contract dispute for two multi-purpose supply vessels (“MPSVs”) and charges of $0.2 million associated with previous damage caused by Hurricane Ida to the MPSVs that are in the Company’s possession. The Company continues to anticipate the wind down of its Shipyard operations by the third quarter 2022.

Corporate Segment – Operating loss was $1.7 million for the fourth quarter 2021, compared to a loss of $2.0 million for the fourth quarter 2020. The decrease was primarily due to lower incentive plan costs, offset partially by higher costs associated with initiatives to diversify and enhance the Company’s business.

Discontinued Operations – In April 2021, the Company sold its Shipyard Division operating assets and long-term construction contracts (“Shipyard Transaction”). Discontinued operations include the results associated with the operations included in the Shipyard Transaction and associated with certain previously closed Shipyard Division facilities. Operating loss was $3.8 million for the fourth quarter 2020. There were no results from discontinued operations for the fourth quarter 2021.

BALANCE SHEET AND LIQUIDITY

The Company’s cash balance at December 31, 2021 was $54.6 million, including $1.7 million of restricted cash associated with outstanding letters of credit. At December 31, 2021, the Company had no debt.

FOURTH QUARTER 2021 CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, March 22, 2022 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.888.220.8451 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in Houston, Texas and its primary operating facilities are located in Houma, Louisiana.

NON-GAAP MEASURES

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), new project awards and backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of EBITDA to the most comparable GAAP measure are presented under “Consolidated Results of Operations” and “Results of Operations by Segment” below.

The Company believes new project awards and backlog are useful supplemental measures as they represent work that the Company is obligated to perform under its current contracts. New project awards represent the expected revenue value of contract commitments received during a given period, including scope growth on existing contract commitments. Backlog represents the unrecognized revenue value of new project awards, and at December 31, 2021, was consistent with the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

CAUTIONARY STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to timing of wind down of our Shipyard Division operations, diversification and entry into new end markets, improvement of risk profile, industry outlook, oil and gas prices, timing of investment decisions and new project awards, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the final assessment of damage to its Houma facilities and infrastructure challenges in the Houma area following Hurricane Ida and the related recovery of any insurance proceeds; the duration and scope of, and uncertainties associated with, the ongoing global pandemic caused by COVID-19 (including new and emerging strains and variants) and the war in Ukraine and the corresponding volatility in oil prices and the impact thereof on its business; its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; the Company’s ability to improve project execution; its inability to realize the expected financial benefits of the Shipyard Transaction; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; timing and award of new contracts; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather conditions; changes in contract estimates; suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to sell certain assets; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs and the dispute with a customer related to contracts to build two forty-vehicle ferries, as well as other material legal proceedings that may arise; operating dangers and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ skilled workers; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries, including in response to Russia’s invasion of Ukraine; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part 1, Item 1A of the Company’s 2020 Annual Report as updated under “Risk Factors” in Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021(2)	2020(2)	2021	2020(2)
New Project Awards(3)	$21,549	$15,200	$13,975	$66,488	$67,327

Revenue	$25,812	$19,587	$22,756	$93,452	$117,729
Cost of revenue	25,259	19,722	28,857	91,788	125,596
Gross profit (loss)(4)	553	(135)	(6,101)	1,664	(7,867)
General and administrative expense	2,762	3,211	2,998	11,848	12,725
Impairments and (gain) loss on assets held for sale	-	-	2,419	-	2,491
Other (income) expense, net(5)	3,949	260	104	3,300	(9,180)
Operating loss	(6,158)	(3,606)	(11,622)	(13,484)	(13,903)
Gain on extinguishment of debt(6)	-	9,061	-	9,061	-
Interest (expense) income, net	(50)	(58)	(114)	(397)	(268)
Income (loss) before income taxes	(6,208)	5,397	(11,736)	(4,820)	(14,171)
Income tax (expense) benefit	18	(9)	138	24	52
Income (loss) from continuing operations	(6,190)	5,388	(11,598)	(4,796)	(14,119)
Loss from discontinued operations, net of taxes(7)	-	-	(3,808)	(17,372)	(13,307)
Net income (loss)	$(6,190)	$5,388	$(15,406)	$(22,168)	$(27,426)
Per share data:
Basic and diluted income (loss) from continuing operations	$(0.40)	$0.35	$(0.76)	$(0.31)	$(0.92)
Basic and diluted loss from discontinued operations	-	-	(0.25)	(1.12)	(0.87)
Basic and diluted income (loss) per common share	$(0.40)	$0.35	$(1.01)	$(1.43)	$(1.79)

Consolidated EBITDA(3) (in thousands)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021(2)	2020(2)	2021	2020(2)
Income (loss) from continuing operations	$(6,190)	$5,388	$(11,598)	$(4,796)	$(14,119)
Less: Income tax (expense) benefit	18	(9)	138	24	52
Less: Interest (expense) income, net	(50)	(58)	(114)	(397)	(268)
Less: Gain on extinguishment of debt	-	9,061	-	9,061	-
Operating loss	(6,158)	(3,606)	(11,622)	(13,484)	(13,903)
Add: Depreciation and amortization	1,104	1,067	1,275	4,320	5,230
EBITDA	$(5,054)	$(2,539)	$(10,347)	$(9,164)	$(8,673)

_________________

(1)	See “Results of Operations by Segment” below for results by segment.
(2)

Results for the three months ended September 30, 2021 are different from previously reported amounts as they have been adjusted to reflect a decrease to consolidated net loss of $76 thousand associated with corrections to previously reported amounts. Results for the three and twelve months ended December 31, 2020 are different from previously reported amounts as i) they have been recast to reflect the classification of certain operations as discontinued operations as described in Note 7 below, and ii) for the twelve months ended December 31, 2020, have been adjusted to reflect an increase in consolidated net loss of $51 thousand associated with corrections to previously reported amounts.

(3)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.

(4)

Gross profit for the Fabrication & Services Division for the three months ended December 31, 2021 and September 30, 2021, and twelve months ended December 31, 2021 and 2020, includes project improvements of $1.2 million, $1.1 million, $3.3 million and $2.7 million, respectively. Gross loss for the Shipyard Division for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, and twelve months ended December 31, 2021 and 2020, includes project charges of $0.7 million, $1.3 million, $7.3 million, $3.8 million and $8.3 million, respectively.

(5)

Other (income) expense for the Fabrication & Services Division for both the three and twelve months ended December 31, 2021, includes charges of $3.2 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida and acquisition costs of $0.5 million related to the DSS Acquisition, and for the twelve months ended December 31, 2020, includes a gain of $10.0 million associated with the settlement of a contract dispute. Other (income) expense for the Shipyard Division for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, and twelve months ended December 31, 2021 and 2020, includes charges of $0.2 million, $0.4 million, $0.1 million, $0.6 million and $0.8 million, respectively, associated with insurance deductibles and other costs related to the impacts of Hurricane Ida (2021 periods) and Hurricane Laura (2020 periods).

(6)	Gain on extinguishment of debt relates to the Small Business Administration’s forgiveness of $8.9 million of the Company’s Paycheck Protection Program loan, plus accrued interest.
(7)	Discontinued operations include results associated with the operations included in the Shipyard Transaction in April 2021 and associated with certain previously closed Shipyard Division facilities.

Results of Operations by Segment (in thousands)

	Three Months Ended			Years Ended
Fabrication & Services Division	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021(1)	2020(1)	2021	2020(1)
New Project Awards(2)	$21,549	$15,200	$13,608	$66,488	$66,654

Revenue	$23,511	$17,285	$21,199	$81,083	$99,485
Cost of revenue	21,831	16,125	19,857	74,894	97,931
Gross profit(3)	1,680	1,160	1,342	6,189	1,554
General and administrative expense	844	885	732	3,222	3,442
Impairments and (gain) loss on assets held for sale, net	-	-	2,419	-	2,491
Other (income) expense, net(4)	3,640	(152)	1	2,706	(10,033)
Operating income (loss)	$(2,804)	$427	$(1,810)	$261	$5,654

EBITDA(2)
Operating income (loss)	$(2,804)	$427	$(1,810)	$261	$5,654
Add: Depreciation and amortization	1,027	985	1,202	4,001	4,928
EBITDA	$(1,777)	$1,412	$(608)	$4,262	$10,582

	Three Months Ended			Years Ended
Shipyard Division	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021(1)	2020(1)	2021	2020(1)
New Project Awards(2)	$-	$-	$367	$-	$673

Revenue	$2,317	$2,302	$2,368	$12,878	$20,468
Cost of revenue	3,385	3,539	9,782	17,120	29,681
Gross loss(5)	(1,068)	(1,237)	(7,414)	(4,242)	(9,213)
General and administrative expense	243	232	313	934	1,038
Impairments and (gain) loss on assets held for sale, net	-	-	-	-	-
Other (income) expense, net(6)	308	412	100	593	850
Operating loss	$(1,619)	$(1,881)	$(7,827)	$(5,769)	$(11,101)

EBITDA(2)
Operating loss	$(1,619)	$(1,881)	$(7,827)	$(5,769)	$(11,101)
Add: Depreciation and amortization	-	-	-	-	-
EBITDA	$(1,619)	$(1,881)	$(7,827)	$(5,769)	$(11,101)

	Three Months Ended			Years Ended
Corporate Division	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021(1)	2020(1)	2021	2020(1)
Revenue (eliminations)	$(16)	$-	$(811)	$(509)	$(2,224)
Cost of revenue	43	58	(782)	(226)	(2,016)
Gross loss	(59)	(58)	(29)	(283)	(208)
General and administrative expense	1,675	2,094	1,953	7,692	8,245
Impairments and (gain) loss on assets held for sale, net	-	-	-	-	-
Other (income) expense, net	1	-	3	1	3
Operating loss	$(1,735)	$(2,152)	$(1,985)	$(7,976)	$(8,456)

EBITDA(2)
Operating loss	$(1,735)	$(2,152)	$(1,985)	$(7,976)	$(8,456)
Add: Depreciation and amortization	77	82	73	319	302
EBITDA	$(1,658)	$(2,070)	$(1,912)	$(7,657)	$(8,154)

	Three Months Ended			Years Ended
Discontinued Operations(7)	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021(1)	2020(1)	2021	2020(1)
Revenue	$-	$-	$34,805	$41,637	$133,230
Cost of revenue	-	-	36,681	33,912	142,872
Gross profit (loss)(8)	-	-	(1,876)	7,725	(9,642)
General and administrative expense	-	-	322	413	1,426
Impairments and (gain) loss on assets held for sale(9)	-	-	1,639	25,331	1,639
Other (income) expense, net	-	-	(29)	(647)	600
Operating loss	$-	$-	$(3,808)	$(17,372)	$(13,307)

EBITDA(2)
Operating loss	$-	$-	$(3,808)	$(17,372)	$(13,307)
Add: Depreciation and amortization	-	-	879	1,066	3,387
EBITDA	$-	$-	$(2,929)	$(16,306)	$(9,920)

_________________

(1)

Results for the three months ended September 30, 2021 are different from previously reported amounts as they have been adjusted to reflect a decrease to consolidated net loss of $76 thousand associated with corrections to previously reported amounts. Results for the three and twelve months ended December 31, 2020 are different from previously reported amounts as i) they have been recast to reflect the classification of certain operations as discontinued operations as described in Note 7 below, and ii) for the twelve months ended December 31, 2020, have been adjusted to reflect an increase in consolidated net loss of $51 thousand associated with corrections to previously reported amounts.

(2)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(3)

Gross profit for the Fabrication & Services Division for the three months ended December 31, 2021 and September 30, 2021, and twelve months ended December 31, 2021 and 2020, includes project improvements of $1.2 million, $1.1 million, $3.3 million and $2.7 million, respectively.

(4)

Other (income) expense for the Fabrication & Services Division for both the three and twelve months ended December 31, 2021, includes charges of $3.2 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida and acquisition costs of $0.5 million related to the DSS Acquisition, and for the twelve months ended December 31, 2020, includes a gain of $10.0 million associated with the settlement of a contract dispute.

(5)

Gross loss for the Shipyard Division for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, and twelve months ended December 31, 2021 and 2020, includes project charges of $0.7 million, $1.3 million, $7.3 million, $3.8 million and $8.3 million, respectively.

(6)

Other (income) expense for the Shipyard Division for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, and twelve months ended December 31, 2021 and 2020, includes charges of $0.2 million, $0.4 million, $0.1 million, $0.6 million and $0.8 million, respectively, associated with insurance deductibles and other costs related to the impacts of Hurricane Ida (2021 periods) and Hurricane Laura (2020 periods).

(7)	Discontinued operations include results associated with the operations included in the Shipyard Transaction in April 2021 and associated with certain previously closed Shipyard Division facilities.

(8)

Gross profit (loss) from discontinued operations for the three and twelve months ended December 30, 2020, includes project charges of $1.5 million and $8.3 million, respectively, and for the twelve months ended December 31, 2021, includes project improvements of $8.4 million.

(9)

Impairments and (gain) loss on assets held for sale from discontinued operations for the twelve months ended December 31, 2021, includes impairment charges and transaction and other costs related to the Shipyard Transaction in April 2021.

Consolidated Balance Sheets(1) (in thousands)

	December 31,
	2021	2020(2)
ASSETS
Current assets:
Cash and cash equivalents	$52,886	$43,159
Restricted cash, current	1,297	—
Short-term investments	—	7,998
Contract receivables and retainage, net	15,986	14,089
Contract assets	4,759	5,098
Prepaid expenses and other assets	6,971	7,940
Inventory	1,779	2,157
Assets held for sale	1,800	6,200
Current assets of discontinued operations(2)	—	66,116
Total current assets	85,478	152,757
Restricted cash, noncurrent	406	—
Property, plant and equipment, net	32,866	31,178
Goodwill	2,217	—
Other intangibles, net	984	—
Noncurrent assets of discontinued operations(2)	—	39,169
Other noncurrent assets	13,322	13,634
Total assets	$135,273	$236,738
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,280	$12,362
Contract liabilities	6,648	10,262
Accrued expenses and other liabilities	14,026	13,763
Long-term debt, current	—	5,499
Current liabilities of discontinued operations(2)	—	63,807
Total current liabilities	29,954	105,693
Long-term debt, noncurrent	—	4,501
Other noncurrent liabilities	1,411	2,068
Total liabilities	31,365	112,262
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 15,622 issued and outstanding at December 31, 2021 and 15,359 at December 31, 2020	11,384	11,223
Additional paid-in capital	105,511	104,072
Retained earnings	(12,987)	9,181
Total shareholders’ equity	103,908	124,476
Total liabilities and shareholders’ equity	$135,273	$236,738

_________________

(1)

The Consolidated Balance Sheet amounts at December 31, 2020, are different from previously reported amounts as they have been recast to reflect the classification of certain operations as discontinued operations as described in Note 2 below, and adjusted i) to reflect an increase to accrued expenses and other liabilities and a corresponding decrease to retained earnings and shareholders’ equity, of $1.9 million associated with a correction to previously reported amounts, and ii) to reflect certain reclassifications to conform to the presentation of such amounts at December 31, 2021.

(2)

Assets and liabilities of discontinued operations include Balance Sheet amounts associated with operations included in the Shipyard Transaction in April 2021 and associated with certain previously closed Shipyard Division facilities.

Consolidated Cash Flows(1) (in thousands)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021(1)	2020	2021	2020(1)
Cash flows from operating activities:
Net income (loss)	$(6,190)	$5,388	$(15,406)	$(22,168)	$(27,426)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,104	1,067	2,154	5,386	8,617
Asset impairments	—	—	3,310	22,750	3,310
Loss on Shipyard Transaction	—	—	—	2,581	—
(Gain) loss on sale of fixed assets and assets held for sale, net	(27)	—	174	33	289
Gain on extinguishment of debt	—	(9,061)	—	(9,061)	—
Stock-based compensation expense	528	503	345	1,708	1,126
Changes in operating assets and liabilities:
Contract receivables and retainage, net	(7,757)	5,510	9,043	(593)	10,702
Contract assets	(2,513)	125	4,839	(6,949)	(15,393)
Prepaid expenses, inventory and other current assets	2,366	205	(69)	1,895	1,644
Accounts payable	1,770	(2,241)	(8,858)	(11,491)	10,042
Contract liabilities	(540)	(1,018)	(5,048)	(6,882)	(11,142)
Accrued expenses and other current liabilities	(2,161)	(200)	(1,771)	(1,257)	(2,376)
Noncurrent assets and liabilities, net	(166)	(137)	(444)	(766)	1,599
Net cash provided by (used in) operating activities	(13,586)	141	(11,731)	(24,814)	(19,008)
Cash flows from investing activities:
Capital expenditures	(403)	(159)	(1,021)	(1,483)	(11,212)
Proceeds from Shipyard Transaction, net of transaction costs	1,315	—	—	32,992	—
DSS Acquisition	(7,573)	—	—	(7,573)	—
Proceeds from sale of property and equipment	27	—	341	4,466	2,020
Recoveries from insurance claims	1,000	—	—	1,000	—
Purchases of short-term investments	—	—	(38,759)	—	(58,751)
Maturities of short-term investments	—	—	50,552	8,000	70,552
Net cash provided by (used in) investing activities	(5,634)	(159)	11,113	37,402	2,609
Cash flows from financing activities:
Proceeds from borrowings	—	—	—	—	10,000
Repayment of borrowings	—	(1,050)	—	(1,050)	—
Payment of financing cost	—	—	(1)	—	(71)
Tax payments for vested stock withholdings	—	—	—	(108)	(74)
Net cash provided by (used in) financing activities	—	(1,050)	(1)	(1,158)	9,855
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,220)	(1,068)	(619)	11,430	(6,544)
Cash, cash equivalents and restricted cash, beginning of period	73,809	74,877	43,778	43,159	49,703
Cash, cash equivalents and restricted cash, end of period	$54,589	$73,809	$43,159	$54,589	$43,159

_________________

(1)

Cash flow activity for discontinued operations is not presented separately for any period in the Consolidated Statement of Cash Flows, and for the three months ended September 30, 2021 and year ended December 31, 2020, is different from previously reported amounts as they have been adjusted for corrections as described in the Notes above.